Province of British Columbia

FORM 20 & FORM 21
(Section 371)

Certificate of Incorporation No.: 343263

COMPANY ACT

ORDINARY AND SPECIAL RESOLUTIONS

The following ordinary and special resolutions were passed by the undermentioned company on the date stated:

Name of Company: **WDF CAPITAL CORP.**

Date resolution passed: **January 27, 1993**

Resolution:

1. "Be it resolved, as an ordinary resolution, pursuant to Section 254 of the *Company Act* (British Columbia) that:

   (a) the authorized capital of the Company be increased from 10,000,000 common shares without par value of which 1,258,750 common shares are issued and outstanding to 50,000,000 common shares without par value ~~of which~~ 1,258,750 common shares are issued and outstanding; and

   254(1)(a)

   (b) paragraph 2 of the Memorandum be altered to read:

      2. The authorized capital of the Company consists of Fifty Million (50,000,000) common shares without par value."

FILED AND REGISTERED
MAR 29 1993
1133-96451
REGISTRAR OF COMPANIES

2. "RESOLVED, as a special resolution that the Memorandum of the Company be altered by changing the name of the Company to "Soligen Technologies, Inc." (or such other name as may be acceptable to the directors and the regulatory authorities); provided that the proper officers of the Company be and they are hereby authorized and directed to execute and file all such documents and do all such things as they may deem necessary or desirable for the implementation of this special resolution at such times as they may determine, and that the directors may, in their

discretion and without further approval of the members, revoke and rescind this special resolution before it is acted upon."

241 The Altered Memorandum is attached hereto as Schedule "A".

Certified a true copy the 22nd day of February, 1993.

Jonathan McCullough,
Solicitor

SCHEDULE "A"

ALTERED MEMORANDUM

of

SOLIGEN TECHNOLOGIES, INC.

(as altered by Ordinary and Special Resolutions passed: January 27, 1993)

1. The name of the Company is SOLIGEN TECHNOLOGIES, INC.

2. The authorized capital of the Company consists of Fifty Million (50,000,000) common shares without par value.

DUPLICATE

NUMBER: **343263**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

WDF CAPITAL CORP.

has this day changed its name to

SOLIGEN TECHNOLOGIES, INC.

Issued *under my hand at Victoria, British Columbia*
on March 29, 1993

JOHN S. POWELL
Registrar of Companies